UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

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QTSRealty Trust, Inc. Investor Update April 2018 © 2018 QTS. All Rights Reserved.

1

QTS at a Glance (NYSE: QTS)

SOFTWARE-DEFINED **DATA CENTER PLATFORM**	FLEXIBILTY De-risking enterprises' IT journey through integrated Hybrid Colocation solutions
WORLD-CLASS **INFRASTRUCTURE & MEGA DATA CENTERS**	SCALABITY 25 data centers globally spanning 6.1M SF with 650+ MW of power capacity
INDUSTRY-LEADING **SECURITY & COMPLIANCE**	PROTECTION Trusted partners in security and compliance
UNIVERSAL **CONNECTIVITY**	PERFORMANCE Robust carrier-neutral access to 500+ networks and cloud service providers
EMPOWERED **PEOPLE & EXPERTISE**	PEACE OF MIND Industry-leading Net Promoter Scores, 24x7x365 support, and 100% uptime guarantee

© 2018 QTS. All Rights Reserved.

2 Demonstrated Ability to Grow the Business While Continuing to Achieve Operating Efficiencies IPO* Today* CAGR $184M $79M 42.8% $1.48 $0.96 $447M $208M 46.6% $2.76 $1.56 +23% Revenue +26% Adjusted EBITDA +90 bps annually Adjusted EBITDA Margin +16% OFFO Per Share +12% Dividend Per Share Note: Annualized metrics * IPO as of Q3’13; Today as of Q4’17 © 2018 QTS. All Rights Reserved.

3 Uniquely Equipped to Deliver Solutions to Complex Hybrid IT Requirements Increased complexity in Enterprise IT stacks is driven by: 1) rapid adoption of cloud computing, 2) innovation in data and application development and delivery, and 3) concerns around security and compliance Managing Complex IT Environments Top drivers of excess IT complexity SOFTWARE-DEFINED DATA CENTER PLATFORM delivers flexibility and product capability to provide Hybrid data center solutions Integrating cloud, on premises and hybrid environments #1 WORLD-CLASS MEGA DATA CENTERS provide visibility into significant future growth capacity Fast growing volumes of data #2 and multiple data types INDUSTRY-LEADING SECURITY & COMPLIANCE capabilities enable QTS to be customers’ trusted partner to help manage risk Increasing security requirements #3 *Reflects results from “Sharp Demand for Managing IT Complexity” Survey 2015, a worldwide study by SAP in association with CIO Insight, based on responses of more than 339 Enterprise IT professionals representing companies with mean annual revenue of $3.27 billion. Respondents could select up to four challenges. © 2018 QTS. All Rights Reserved. QTS is able to solve Enterprises’ top IT needs

4 Broad Footprint in Top Data Center Markets capacity1 utility power2 2.7 million SF of raised floor and 650MW of available 25 14 94% DATA CENTERS MARKETS WHOLLY-OWNED3 * Acquired in Q4’17 1. Represents basis-of-design floor space as of December 31, 2017. The Company defines basis-of-design floor space as the total data center raised floor potential of its existing data center facilities. Includes 178,000 basis-of-design SF expected in Ashburn, VA facility currently in development. 2. Represents installed utility power and transformation capacity that is available for use by the facility as of December 31, 2017. 3. Based on data center raised floor. Does not include data centers subject to capital lease obligations. Includes Santa Clara, CA which is subject to a long-term ground lease. © 2018 QTS. All Rights Reserved.

5

Best-in-Class "Mega" Data Centers

Atlanta – Suwanee, GA (36MW)



205,608 SF — 205,608 SF

100% Built Out

ROIC: 27.9%[2] *Occupied: 91.6%*

Atlanta – Metro, GA (120MW)[1]



456,986 SF — 527,186 SF

87% Built Out

ROIC: 17.6%[2] *Occupied: 96.1%*

Richmond, VA (110MW)



167,309 SF — 557,309 SF

← 30% Built Out

ROIC: 16.6%[2] *Occupied: 78.3%*

Irving, TX (140MW)



148,160 SF — 275,701 SF

54% Built Out

ROIC: 13.1%[2] *Occupied: 96.0%*

Piscataway, NJ (111MW)



88,820 SF — 176,000 SF

51% Built Out

ROIC: 8.6%[2] *Occupied: 84.2%*

Chicago, IL (55MW)[3]



28,000 SF — 215,855 SF

← 13% Built Out

ROIC: 5.3%[2] *Occupied: 74.3%*

Note: Square footage reflects current Raised Floor Operating Net Rentable Square Feet ("NRSF") as of December 31, 2017 (red shaded bars) and "Basis of Design" Raised Floor NRSF at full buildout. MW denotes available utility power as of December 31, 2017. Occupied percentage as of December 31, 2017.

1. Atlanta -Metro currently has 72 MW of available utility power based on current agreements with its utility provider but has transformer capacity for 120 MW.
2. ROIC reflects trailing twelve month average as of December 31, 2017. ROIC calculated by dividing annualized NOI by the average total cost, less construction in progress.
3. 8MW available utility power as of December 31, 2017, with an additional 47 MW available upon QTS request.

© 2018 QTS. All Rights Reserved.

6 Mega Scale & Hybrid Colocation Platform Enable Premium ROIC Potential Mega Data Center Lifecycle ROIC 27.9% ROIC 17.6% ROIC 16.6% Combination of operating leverage + higher Hybrid Colocation penetration over the life of a mega scale data center drives higher ROIC ROIC 13.1% ROIC 8.6% ROIC 5.3% % OF CAPACITY BUILT OUT Irving, TX 3 Years Richmond, VA 6 Years Atlanta, GA 10 Years Suwanee, GA 11 Years Chicago, IL 1 Year Piscataway, NJ 1 Year Years in Operation © 2018 QTS. All Rights Reserved. Note: Facility ROIC reflects trailing twelve month average 100% Built Out 87% Built O t 30 Built Out 54% ilt Out 13% Built Out 51% ilt Out

7

Differentiated Capability to Drive Success in Both Hyperscale and Hybrid Colocation

Hyperscale Customers Need:

- Scale
- Speed
- Economics
- Location

QTS Solution:

World-Class Infrastructure & Mega Data Centers

- **Significant Growth Capacity** – 1.3M SF of powered shell capacity in top U.S. markets with ability to scale quickly and efficiently
- **Operating and Build Cost Advantage** – Low basis focus + mega scale approach provide permanent cost advantage
- **New Market Expansion in Ashburn, Phoenix and Hillsboro** – Provides future path to growth capacity in markets where hyperscale customers want to be
- **Premium Customer Experience and Service Delivery** – Software-defined platform and service delivery track record provide further differentiation for hyperscale customers

Hybrid Colocation Customers Need:

- Integrated Hybrid Solution
- Premium Customer Service
- Seamless Connectivity
- Secure & Compliant

QTS Solution:

Fully Integrated Platform & Secure Connectivity

- **Software-Defined Data Center Platform** – Provides infrastructure visibility and dynamic control to customers
- **Enhanced Hybrid Solutions through QTS CloudRamp** – Strategic partnerships with public cloud providers expand hybrid colocation opportunity
- **Seamless Connectivity** – SDN-enabled universal connectivity to carriers, service providers and CSP's
- **High-End Security and Compliance** – Dedicated team to help enterprises manage cyber risks against their data
- **Premium Customer Experience** – Portfolio of managed services and industry-leading customer service

© 2018 QTS. All Rights Reserved.

8 Hyperscale Growth Strategy Ramping • Recent land acquisitions in key markets have enabled expanded hyperscale offerings Hyperscale opportunity pipeline is 4X vs. beginning of ‘17 Active discussions with customers on needs ranging from 4 to 40MW’s • • • Announced a 24MW lease in Northern Virginia with a leading SaaS provider during Q1’18 Four Hyperblock leases signed since product introduction in Q2’17 Subsequent to end of Q4 ’17, renewed leases with two hyperscale anchor tenants in Atlanta-Metro data center at pricing above pre-renewal rates • • • Plan to bring 124k SF of raised floor capacity online in 2018, with the majority to satisfy current and future hyperscale demand © 2018 QTS. All Rights Reserved.

9 Software-Defined Platform Differentiating QTS in Hybrid Colocation Market • Recent customer wins driven by software-defined data center platform - - - University Hospital - Piscataway Global financial services firm - Piscataway Transportation and logistics company - Chicago • QTS CloudRamp partnership with AWS ramping - - Signed multiple CloudRamp customers in Q1’18 Pipeline continues to build consistent with expectations • SDN partners driving accelerated pace of cross connect growth - Q4’17 connectivity revenue up 15% year-over-year • Re-leased formerly vacated facility in Northern VA during Q1’18 - - Further validates QTS Federal focus Had deal signed during Q4’17, as previously expected, Q4’17 net leasing would have exceeded $14M © 2018 QTS. All Rights Reserved.

10 Trusted Partner The cyber threat landscape continues to grow and managing it is increasingly important Security is among the top 3 highest technology priorities among U.S. CIOs1 and cybersecurity talent is hard to find QTS understands that Enterprises want a trusted partner to help manage cyber risks against their critical data QTS Chief Information Security Officer oversees the QTS cybersecurity risk management program Logical Security Physical Security s © 2018 QTS. All Rights Reserved. 1. Gartner report entitled, “2017 CIO agenda: A U.S. Perspective” Premium, state-of-the-art owned and operated data centers Host: Strict security policies, cutting edge technology and premium support 24x7x365 on-site security professional Network: Best-of-breed network infrastructure Site access and monitoring systems Data: Encryption, policy enforcement and security intelligence

11 2017 Year in Review 2017 Highlights Revenue ($M) NOI ($M) Deepened presence in existing growth markets: Atlanta, Dallas and Chicago Expanded footprint with strategic land acquisitions in Ashburn, VA; Phoenix, AZ; and Hillsboro, OR Launched Hyperblock solution Officially launched industry-first software-defined data center platform Announced strategic partnership with leading SDN platforms Signed strategic collaboration with AWS – QTS CloudRamp © 2018 QTS. All Rights Reserved. $446.5 20162017 $281.3 20162017 Adjusted EBITDA ($M) $208.0 20162017 Operating FFO per Share $2.76 20162017 $2.61 $184.3 $257.0 $402.4

12 Strategic Plan to Accelerate Leasing and Growth in 2018 and Beyond Key Steps Benefits $ + + growth & performance © 20©1820Q1T8SQ. TASll .RAigllhRtsigRhtessRerevseedr.ved. Increase margin Increase profitability Enhance OFFO/share Increase leasing volume + Accelerate revenue growth Reduce complexity + Improve predictability + Operating efficiencies Further narrow C3 product portfolio leveraging software-defined platform to enable cloud solutions Realign salesforce and organization around Hyperscale and Hybrid Colocation Broader cost reduction initiative to align cost structure with more simplified business model

13 QTS 2020 Vision 1. Core business includes Hyperscale and Hybrid Colocation businesses 2. Excluding non-cash tax benefit 3. Long-term target leverage remains 5x or lower © 20©1820Q1T8SQ. TASll .RAigllhRtsigRhtessRerevseedr.ved. Core1 QTS Long-Term Financial Growth Outlook Revenue Growth • Mid-Teens % Growth in Core Revenue in 2019 and 2020 Adjusted EBITDA Margin • 53%+ Core Adj. EBITDA Margin in 2018 • 50bp Margin Expansion Annually in 2019 and 2020 OFFO Per Share Growth2 • 300bp Below Revenue Growth • $3.50 OFFO per Diluted Share Run-Rate by End of 2020 Leverage3 Low to Mid 5x Range

14 Well-capitalized Balance Sheet Structure1 Senior Notes $400m $4.4 Billion 12/31/17 Capital Highlights Net Debt to LQA adj. EBITDA of 5.4x Unsecured Credit Facility $831m No significant maturities until 2021 Capital Leases and Other $11m Total available liquidity of approximately $697 million as of December 31, 2017 Market Cap $3,139m1 65% of total debt outstanding subject to a fixed rate2 Maturities ($M)3 Debt $752 During Q4 ‘17, QTS issued approximately 274k common shares through its ATM program, raising approximately $15.0 million of net equity proceeds $350 $131 $8 $1 $0 2018 2019 2020 2021 2022 2023+ 1. 2. 3. Market Cap calculated as follows: total Class A and Class B common stock, options to purchase Class A common stock on an “as if” converted basis and OP units of 58.0 million, multiplied by the December 31, 2017 stock price of $54.16 per share. Pro forma for forward interest rate swap agreements which become effective January 2, 2018 May not sum due to rounding © 20©1820Q1T8SQ. TASll .RAigllhRtsigRhtessRerevseedr.ved.

15 Building an Efficient & Sustainable Future Implemented a 3-pronged sustainability approach to reduce data center carbon footprint Sustainability & Efficiency Strategy Powered by People 1 Develop and Recycle 2012 Community Impact Program initiated LEED-certified and LEED-designed data centers 18 million pounds of industrial materials reused or recycled Dedicated VP of Energy and Sustainability 3,629 Volunteer hours reported in 2017 2 Water Conservation Facilities designed to take advantage of reclaimed water sources Rooftop water harvesting – 5.4M gallons of water collected annually at QTS’ Atlanta-Metro data center Water efficient fixtures – recycled 28 million gallons of water to date +100 Charitable organizations served 3 Energy Efficiency 3 Paid days per year provided to employees to dedicate to service 68 Net promoter score 100% renewable sourced power in Irving, TX data center, saving 84K tons of CO2 per year 15MW of on-site solar power generation Active patent pending with US patent office for air cooling design © 2018 QTS. All Rights Reserved. More than 100K tons per year of Carbon Reduction = Equivalent to 236 million miles of driving

16 Corporate Governance Highlights Taking Proactive Steps to Strengthen Corporate Governance Ensuring Board Independence Independent Board (7 of 8 directors or 87.5%) Bylaws recently amended to allow stockholders to amend bylaws by majority vote Annual election of directors Opted out of Maryland business combination and control share acquisition statutes Lead independent director Maintaining Shareholder-Friendly Governance Provisions Board holds regular executive sessions Robust stock ownership guidelines for management and directors Fully independent audit, compensation and nominating and corporate governance committees No poison pill Annual Board and committee evaluations © 2018 QTS. All Rights Reserved.

17 Understanding QTS’ OP Voting Rights Structure The Class B common stock was issued to provide Mr. Williams voting rights that are aligned with his economic interest in QTS The Class B common stock gives Mr. Williams the votes he would otherwise have if he converted his non-voting units in QTS’s subsidiary Operating Partnership into shares of QTS Class A common stock Without the votes afforded by the Class B common stock, Mr. Williams’ economic ownership in QTS would exceed his voting rights The Board may not increase the number of shares of Class B common stock without shareholder approval Since QTS’s IPO, QTS has consistently disclosed and made clear that Mr. Williams’ Class B ownership only gives him the ability to vote his economic interest in QTS © 2018 QTS. All Rights Reserved.

18 QTS’ Executive Compensation Program Salary CEO: 14% NEO: 25% Annual Cash Incentive Award CEO: 17% NEO: 25% Long-Term Equity Incentive Award CEO: 69% NEO: 50% • 14% of total CEO target pay • • • • 17% of total CEO target pay 50% cash / 50% Class A common1 One-year performance period Performance targets include Revenue, Bookings, Adjusted EBITDA, Operating FFO/Share and ROIC • • 69% of total CEO target pay Payouts have a target allocation of 75% in restricted stock and 25% in options 33% vest after 1 year of grant and 8.375% each quarter-end thereafter Performance targets include Revenue, Adjusted EBITDA, ROIC • • What We Do What We Don’t Do Significant portion of executive pay is variable “at risk” compensation, designed to achieve pay-for-performance objectives No guaranteed salary increases, cash incentive compensation or equity grants Limited perquisites and supplemental benefits to our executive officers Balanced mix of performance measures used to ensure a focus on our overall performance No excise tax gross-up payments Emphasis on equity-based compensation to provide long-term incentives No hedging of our securities by directors and employees, including named executive officers Executive officers and directors are subject to rigorous stock ownership guidelines No single-trigger change in control provisions Clawback policy in place for fraud and illegal conduct leading to financial restatement 1. For all named executive officers except James Reinhart, Chief Operating Officer, whose award was 100% cash. James Reinhart is stepping down as of March 31, 2018 © 2018 QTS. All Rights Reserved.

19

The QTS Board Has the Right Mix of Expertise to Drive Sustainable Returns



Chad L. Williams (C)

✓ Founder & CEO with more than 18 years experience in commercial real estate



Philip P. Trahanas (LD)

✓ Former Managing Director, General Atlantic and M&A banker, Morgan Stanley



John Barter

✓ Former Chief Financial Officer of AlliedSignal



William Grabe

✓ Former Managing Director, General Atlantic and VP and Corporate Officer, IBM



Catherine R. Kinney

✓ Former President and Co-Chief Operating Officer, NYSE Euronext



Peter Marino

✓ Former director of technical service, Central Intelligence Agency



Scott Miller

✓ CEO of SSA & Company, former President of Hyatt Hotels and Resorts



Stephen Westhead

✓ CEO & lead investor of US Trailer

Complementary Backgrounds

- Real Estate Investment Trusts
- Engineering
- Private Equity
- Accounting
- Marketing
- Consulting
- International Business
- Government

Fresh and Independent Perspectives

- 7 of 8 directors are independent (87.5% of Board)
- Annually elected directors
- Independent Lead Director serves as liaison between independent directors and management
- QTS regularly evaluates potential director candidates to enhance skills and experience mix

QTS © 2018 QTS. All Rights Reserved.

Appendix © 2018 QTS. All Rights Reserved.

20

NOI Reconciliation

$ in thousands	Three Months Ended December 31, 2017	Three Months Ended September 30, 2017	Three Months Ended December 31, 2016	Year Ended December 31, 2017	Year Ended December 31, 2016
Net Operating Income (NOI)					
Net income (loss)	$ (16,113)	$ 7,394	$ 5,481	$ 1,457	$ 24,685
Interest expense	8,049	7,958	6,125	30,523	23,159
Interest income	(1)	(65)	-	(67)	(3)
Depreciation and amortization	37,140	35,309	33,093	140,924	124,786
Debt restructuring costs	19,992	-	194	19,992	193
Tax benefit of taxable REIT subsidiaries	(4,374)	(2,454)	(707)	(9,778)	(9,976)
Transaction, integration and impairment costs	9,449	1,114	1,521	11,060	10,906
General and administrative expenses	20,820	21,652	21,450	87,231	83,286
NOI (1)	$ 74,962	$ 70,908	$ 67,157	$ 281,342	$ 257,036
Breakdown of NOI by facility:					
Atlanta-Metro data center	$ 20,845	$ 18,588	$ 20,187	$ 80,648	$ 81,074
Atlanta-Suwanee data center	12,778	12,206	11,937	48,365	45,760
Richmond data center	12,613	11,687	8,324	40,919	30,752
Irving data center	9,666	8,707	4,952	32,870	16,608
Dulles data center	5,744	5,630	4,877	21,672	19,384
Leased data centers (2)	2,238	2,648	5,504	12,006	24,131
Santa Clara data center	2,653	2,741	3,325	11,378	13,703
Piscataway data center	2,286	2,427	2,871	9,395	5,627
Princeton data center	2,391	2,415	2,364	9,598	9,544
Sacramento data center	1,664	1,525	1,892	6,804	7,734
Chicago data center	1,445	1,285	324	4,652	167
Fort Worth data center	(7)	94	3	268	3
Other facilities (3)	646	955	597	2,767	2,549
NOI (1)	$ 74,962	$ 70,908	$ 67,157	$ 281,342	$ 257,036

1. *Includes facility level general and administrative expense allocation charges of 4% of cash revenue for all facilities, with the exception of the leased facilities acquired in 2015, which include general and administrative expense allocation charges of 10% of cash revenue. These allocated charges aggregated to $5.6 million, $5.5 million and $5.3 million for the three month periods ended December 31, 2017, September 30, 2017, and December 31, 2016, respectively, and $21.6 million and $20.6 million for the years ended December 31, 2017 and 2016, respectively.*
2. *At December 31, 2017 includes 11 facilities. All facilities are leased, including those subject to capital leases. During the quarter ended March 31, 2017, the Company moved its Jersey City, NJ facility to the "Leased data centers" line item. In October 2017, the Company finalized the buyout of the Vault facility in Dulles, VA that was previously subject to a capital lease agreement, and as such has moved it to a separate "Dulles data center" line item*
3. *Consists of Miami, FL; Lenexa, KS; Overland Park, KS; and Duluth, GA facilities.*

QTS © 2018 QTS. All Rights Reserved.

21 EBITDA & Adjusted EBITDA Reconciliation Three Months Ended Year Ended December 31, September 30, December 31, December 31, $ in thousands EBITDA and Adjusted EBITDA Net income (loss) Interest expense Interest income Tax benefit of taxable REIT subsidiaries Depreciation and amortization EBITDA 2017 2017 2016 2017 2016 $ (16,113) 8,049 (1) (4,374) $ 7,394 7,958 (65) (2,454) $ 5,481 6,125 - (707) $ 1,457 30,523 (67) (9,778) $ 24,685 23,159 (3) (9,976) 37,140 35,309 33,093 140,924 124,786 24,701 48,142 43,992 163,059 162,651 Debt restructuring costs Equity-based compensation expense Transaction, integration and impairment costs Adjusted EBITDA 19,992 3,356 9,449 - 3,693 1,114 194 2,697 1,521 19,992 13,863 11,060 193 10,584 10,906 $ 57,498 $ 52,949 $ 48,404 $ 207,974 $ 184,334 © 2018 QTS. All Rights Reserved.

22

FFO, Operating FFO and Adjusted Operating FFO Reconciliation

	Three Months Ended			Year Ended	
	December 31,	September 30,	December 31,	December 31,	
$ in thousands	2017	2017	2016	2017	2016
FFO					
Net income (loss)	$ (16,113)	$ 7,394	$ 5,481	$ 1,457	$ 24,685
Real estate depreciation and amortization	32,539	31,237	28,703	123,555	108,474
FFO	16,426	38,631	34,184	125,012	133,159
Debt restructuring costs	19,992	-	193	19,992	193
Transaction, integration and impairment costs	9,449	1,114	1,521	11,060	10,906
Tax benefit associated with transaction and integration costs	-	-	(525)	-	(3,592)
Operating FFO *	45,867	39,745	35,373	156,064	140,666
Maintenance Capex	(848)	(2,193)	(2,613)	(5,009)	(5,059)
Leasing commissions paid	(6,299)	(5,592)	(5,154)	(20,115)	(18,751)
Amortization of deferred financing costs and bond discount	925	992	912	3,868	3,545
Non real estate depreciation and amortization	4,601	4,071	4,390	17,369	16,313
Straight line rent revenue and expense and other	(2,054)	(1,149)	(984)	(4,967)	(6,794)
Tax benefit from operating results	(4,374)	(2,454)	(181)	(9,778)	(6,384)
Equity-based compensation expense	3,356	3,693	2,697	13,863	10,584
Adjusted Operating FFO *	$ 41,174	$ 37,113	$ 34,440	$ 151,295	$ 134,120

**The company's calculations of Operating FFO and Adjusted Operating FFO may not be comparable to Operating FFO and Adjusted Operating FFO as calculated by other REITs that do not use the same definition*

© 2018 QTS. All Rights Reserved.

23 MRR Reconciliation Three Months Ended Year Ended December 31, September 30, December 31, December 31, $ in thousands Recognized MRR in the period Total period revenues (GAAP basis) Less: Total period recoveries Total period deferred setup fees Total period straight line rent and other Recognized MRR in the period 2017 2017 2016 2017 2016 $ 118,911 (11,053) (2,979) $ 113,767 (9,698) (2,659) $ 105,443 (8,965) (2,636) $ 446,510 (37,886) (10,690) $ 402,363 (29,271) (9,172) (9,442) (6,982) (2,867) (22,848) (16,589) 95,437 94,428 90,975 375,086 347,331 MRR at period end Total period revenues (GAAP basis) Less: Total revenues excluding last month Total revenues for last month of period Less: Last month recoveries Last month deferred setup fees Last month straight line rent and other MRR at period end $ 118,911 $ 113,767 $ 105,443 $ 446,510 (406,345) $ 402,363 (366,385) (78,746) (76,912) (69,465) 40,165 (3,175) (1,123) (4,159) 36,855 (2,631) (893) (1,704) 35,978 (3,247) (968) (873) 40,165 (3,175) (1,123) (4,159) 35,978 (3,247) (968) (873) $ 31,708 $ 31,627 $ 30,890 $ 31,708 $ 30,890 © 2018 QTS. All Rights Reserved.

Forward Looking Statements Some of the statements contained in this presentation constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concern ing matters that are not historical facts. In particular, statements pertaining to our capital resources, portfolio performance results of operations, anticipated growth in our funds from operat ions and anticipated market conditions contain forward-looking statements. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The forward-looking statements contained in this presentation reflect our current views about future events and are subject to n umerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in an y forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among ot hers, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: • • • • • • • • • • • • • • • • • adverse economic or real estate developments in our markets or the technology industry; obsolescence or reduction in marketability of our infrastructure due to changing industry demands; global, national and local economic conditions; risks related to our international operations; difficulties in identifying properties to acquire and completing acquisitions; our failure to successfully develop, redevelop and operate acquired properties or lines of business; significant increases in construction and development costs; the increasingly competitive environment in which we operate; defaults on, or termination or non-renewal of, leases by customers; decreased rental rates or increased vacancy rates; increased interest rates and operating costs, including increased energy costs; financing risks, including our failure to obtain necessary outside financing; dependence on third parties to provide Internet, telecommunications and network connectivity to our data centers; our failure to qualify and maintain our qualification as a REIT; environmental uncertainties and risks related to natural disasters; financial market fluctuations; and changes in real estate and zoning laws, revaluations for tax purposes and increases in real property tax rates. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Any forward -looking statement speaks only as of the date on which it was made. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to di ffer materially from any forward-looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 (“10-K”) and in the other periodic reports we file with the Securities and Exchange Commission. This presentation includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as FFO, operating FFO, adjusted Operating FFO, EBITDA, adjusted EBITDA, NOI, ROIC and MRR. These measures should not be considered in isolation or as a substitute for any measure d erived in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies. Reconciliation of these measures to the most closely compara ble GAAP measures are presented in the attached pages. We refer you to the appendix of this presentation for reconciliations of these measures and to the section entitled "Manageme nt's Discussion and Analysis of Financial Condition and Results of Operations--Non-GAAP Financial Measures" in our 10-K for further information regarding these measures. © 2018 QTS. All Rights Reserved.

Additional Information and Where to Find It In connection with the 2018 Annual Meeting of Stockholders of QTS Realty Trust, Inc. (the “Company”), the Company filed with the SEC on March 19, 2018, and mailed or otherwise disseminated to the Company’s stockholders, the Definitive Proxy Statement. The Company may file other relevant documents wit h the SEC regarding the 2018 Annual Meeting of Stockholders of the Company (the “Annual Meeting”). INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the Definitive Proxy Statement and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the Company will be available free of charge on its website at www.qts datacenters.com, or by directing a written request to QTS Realty Trust, Inc., 12851 Foster Street, Overland Park, Kansas 66213, Attention: Investor Relations. The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respe ct of the proposals to be voted on at the Annual Meeting. You can find information about the Company’s directors and executive officers, and their interests in the proposals to be voted i n, in the Company’s Definitive Proxy Statement. You may obtain free copies of these documents from the Company using the sources indicated above. © 2018 QTS. All Rights Reserved.